SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	September 28, 2004 -----------------------

Commission File Number ----------------------------	Name of Registrant, State of Incorporation, Address and Telephone Number --------------------------------------	IRS Employer Identification Number ----------------------------
1-40	Pacific Enterprises (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	94-0743670

1-1402	Southern California Gas Company (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 8.01 Other Events

As previously reported, in December 2003 Southern California Gas Company (SoCalGas), a subsidiary of Pacific Enterprises, filed with the California Public Utilities Commission (CPUC) a proposed settlement of its cost of service proceeding. The settlement, if approved by the CPUC, would reduce SoCalGas's annual rate revenues by approximately $33 million from the rates in effect during 2003. The CPUC's Office of Ratepayer Advocates and all other major parties to the cost of service proceeding have recommended that the CPUC approve the settlement.

On September 28, 2004, the CPUC's Administrative Law Judge and the CPUC Commissioner assigned to the cost of service proceeding issued differing recommended decisions for consideration by the CPUC. The Administrative Law Judge's proposed decision would, if adopted by the CPUC, increase annual rate revenues by $44 from that contemplated by the settlement but would also adopt a one-way balancing account requiring that any reductions in operating labor costs from those estimated in establishing rates be refunded to customers. CPUC Commissioner Wood's alternate proposed decision, which does not include a one-way labor balancing account, would, if adopted by the CPUC, increase the annual rate revenues by $8 million from that contemplated by the settlement. Both proposed decisions would approve balancing accounts for pension costs similar to those contemplated by the settlement and various other cost balancing accounts not contemplated by the settlement. Both decisions also contemplate that the rates resulting from the cost of service proceeding would remain effective through 2007 subject to annual attrition adjustments.

The CPUC may accept either of the decisions as proposed or with modifications, or reject both and adopt a different outcome. Under its rules the earliest that the CPUC could act on the proposed decisions is at its meeting scheduled to be held on October 28, 2004. However, the CPUC may and frequently does defer acting upon proposed decisions to subsequent meetings.

The CPUC previously ordered that any changes in rates resulting from the cost of service proceeding would be effective retroactively to January 1, 2004. Consequently, during 2004 SoCalGas and Pacific Enterprises have, in general, recorded revenue and resulting net income in a manner consistent with the reduced rates contemplated by the proposed settlement, except for the favorable effect of the recovery of pension costs contemplated by the proposed settlement and provided by both proposed decisions. To the extent that the revenues provided by the CPUC's decision in the cost of service proceeding differ from those previously recorded, a reconciling adjustment to revenues and resulting net income would be recorded in the quarter in which the CPUC's decision becomes final.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Enterprises

Date: September 29, 2004	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller

Southern California Gas Company

Date: September 29, 2004	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer